EXHIBIT 10.20

PROMISSORY NOTE WITH BALLOON PAYMENT

FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one, promises to pay to the order of CIT Venture Leasing Fund, LLC, its successors or assigns, at 650 CIT Drive, Livingston, New Jersey 07039 (attn: Susan Darcy) or such other place as the holder hereof may from time to time designate in writing, the principal sum of Twelve Million Four Hundred Ninety Three Thousand Three Hundred Fifty Five and 29/100 Dollars ($12,493,355.29), plus interest on the unpaid principal balance at the rate of thirteen and 19/100 percent (13.19%) per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. One installment of interest only shall be payable on the first day of the month following the date of this Note (“First Payment Date”). Then, thirty-six (36) equal monthly installments of principal and interest in the amount of $403,422.94 will be due beginning on the First Payment Date and continuing on the same day of each consecutive month thereafter until                 , 2004, when a final balloon payment of $624,667.76 shall be due and payable, along with all remaining accrued interest and any unpaid charges and fees. If the monthly payments are not timely paid as set forth herein, the final balloon payment may be adjusted by the holder to accurately reflect the outstanding principal amount then due and owing.

Payments, when made, shall be applied in a manner and order according to the sole discretion of the holder of this Note.

If any payment required to be paid by this Note is not paid in full within ten (10) days after its scheduled due date, the holder hereof may assess a late charge in the amount of five percent (5%) of the unpaid amount of the payment, or the maximum permitted by applicable law, whichever is less.

Failure to make any payment when due, or any default under any encumbrance or agreement securing this Note, or a default in the performance of any other obligation, whether now in existence or arising hereafter, owed by the undersigned or its assignee to the holder hereof, shall cause the entire remaining unpaid balance of principal and interest to be declared immediately due and payable at the option of the holder of this Note without notice or demand.

The undersigned and any endorser of this Note each hereby waives presentment for payment, demand, protest, notice of non-payment or dishonor, notices of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note and waive all defenses that may be based on suretyship or impairment of collateral. This Note shall bear interest at the rate of four percent (4.0%) per annum above the interest rate otherwise payable under the terms of this Note, or the maximum permitted by applicable law, whichever is less (the “Default Rate”), after the maturity hereof or following an event of default hereunder until paid in full.

In the event the holder of this Note shall employ counsel to collect this obligation or to administer, protect or foreclose the security given in connection herewith, the undersigned, jointly and severally if more than one, agrees to pay reasonable attorney’s fees for services of such counsel whether or not suit is brought plus costs incurred in connection herewith.

The undersigned shall have the option of prepaying this Note in full or in part at any time hereafter, provided, however, that the undersigned, jointly and severally if more than one, agrees to pay a prepayment penalty in accordance with the following schedule:

1

Five percent (5.0%) of the amount prepaid in the event such payment is made on or before one year from the date hereof; Four percent (4.0%) of the amount prepaid in the event such payment is made on or before two years from the date hereof; Three percent (3.0%) of the amount prepaid in the event such payment is made on or before three years from the date hereof; Two percent (2.0%) of the amount prepaid in the event such payment is made on or before four years from the date hereof; and One percent (1.0%) of the amount prepaid in the event such payment is made on or before five years from the date hereof. In addition to the percentage premiums stated above, any prepayment of the then outstanding balance shall be accompanied by a fee of $5,000.00.

If suit is instituted to enforce the terms of this Note, the Courts of the State of New Jersey and the Federal Courts located in the State of New Jersey shall have non-exclusive personal jurisdiction over the undersigned, and the venue of the suit, at the option of the holder of this Note, may be laid in Essex County, New Jersey. The undersigned agrees not to claim that New Jersey is an inconvenient place for trial.

This Note shall be construed and enforced in accordance with the substantive laws of the State of New Jersey.

This Note and any renewals or extensions thereof is secured by certain collateral pledged by the undersigned, as evidenced by a Security Agreement dated of even herewith.

If this Note is mutilated, lost, stolen or destroyed, then upon surrender thereof (if mutilated) or receipt of evidence and indemnity (if lost, stolen or destroyed) the undersigned shall execute and deliver a new note of like tenor, which shall show all payments which have been made on account of the principal hereof.

The undersigned hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state or federal court sitting in the State of New Jersey may be made by certified or registered mail, return receipt requested, directed to the undersigned at the following address:

THE UNDERSIGNED HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY AND ALL RIGHTS TO ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

ZHONE TECHNOLOGIES, INC.		WITNESS/ATTEST

By:
Print Name:	[ ]
Title:	[ ]

2